UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 29, 2016

ZELTIQ Aesthetics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35318	27-0119051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4698 Willow Road, Suite 100
Pleasanton, CA 94588
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (925) 474-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
On February 29, 2016, ZELTIQ Aesthetics, Inc. issued a press release announcing its financial results for the fourth quarter and full year 2015. A copy of the press release is attached as Exhibit 99.1.
The information in this Item 2.02 and the related Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. The information in this Item 2.02 and the related Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Change in Chief Financial Officer of ZELTIQ Aesthetics, Inc.
On February 25, 2016, Patrick Williams, Senior Vice President and Chief Financial Officer of ZELTIQ Aesthetics, Inc., and ZELTIQ, mutually agreed that Mr. Williams would cease to be an officer and employee of ZELTIQ effective April 18, 2016. Mr. Williams has served in that role at ZELTIQ since November 2012 and has made numerous contributions to the success of ZELTIQ. He will continue to serve as a consultant to ZELTIQ where he will assist the Chief Executive Officer on special projects.
On February 25, 2016, the Board of Directors of ZELTIQ appointed Taylor Harris as Senior Vice President and Chief Financial Officer of ZELTIQ Aesthetics, Inc., effective April 18, 2016, at such time as Mr. Williams ceases to operate in that role.
Mr. Harris, age 40, previously served as the Vice President and Chief Financial Officer at Thoratec Corporation from October 2012 until October 2015, when Thoratec was acquired by St. Jude Medical, Inc., where he was responsible for all financial functions of the company, as well as investor relations. Mr. Harris joined Thoratec as its Senior Director of Investor Relations and Business Development in February 2010, in which role he was responsible for developing and executing the company’s investor relations strategy, as well as supporting the company’s strategic and business development activities. Prior to joining Thoratec, Mr. Harris worked at JPMorgan Chase & Co. for over a decade in several capacities, including as a Vice President in the firm's Healthcare Investment Banking and Equity Research departments. Mr. Harris holds a B.A. in Physics and Economics from the University of North Carolina at Chapel Hill.

Outgoing Chief Financial Officer Severance and Consulting Arrangements
On February 25, 2016, ZELTIQ and Mr. Williams entered into a severance and consulting agreement. Pursuant to the terms of Mr. Williams’ severance and consulting agreement, Mr. Williams will remain an employee of ZELTIQ until April 17, 2016 and will then serve as a consultant from April 18, 2016 until April 17, 2017, unless terminated earlier. Further, the severance and consulting agreement provides that Mr. Williams will:

•	receive severance of continued payment of his base cash compensation for a period of nine (9) months following April 17, 2018;
•	receive nine (9) months of COBRA health insurance premiums (or a shorter period if Mr. Williams becomes eligible for health insurance benefits through another employer);
•	be a participant in the ZELTIQ 2016 Corporate Bonus Plan for his service while he remains an employee of ZELTIQ, with a target bonus of 60% of his actual annual base cash compensation; and
•
receive a consulting fee equal to $1,000 per month, beginning April 18, 2016, until the earlier of (a) the expiration or termination of the period during which he provides consulting services to ZELTIQ, or (b) the date on which he begins full-time employment with another company.

Incoming Chief Financial Officer Employment Arrangements
On February 26, 2016, ZELTIQ and Mr. Harris entered into an employment agreement. Pursuant to the terms of Mr. Harris’ employment agreement, Mr. Harris will become an employee of ZELTIQ on March 1, 2016 and will assume the role of Senior Vice President and Chief Financial Officer of ZELTIQ on April 18, 2016. Further, the employment agreement provides that upon his assumption of the role of Senior Vice President and Chief Financial Officer, Mr. Harris will:

•	receive an annual base salary of $350,000 per year;
•	be a participant in the ZELTIQ Corporate Bonus Plan, with an annual variable target bonus of 60% of his actual annual base cash compensation beginning March 1, 2016;
•	receive standard health and welfare benefits; and
•	be entitled to receive severance in the event of a termination of employment, under certain circumstances, as described below.
Additionally, pursuant to Mr. Harris’ employment agreement, Mr. Harris will receive (a) a restricted stock unit award pursuant to the ZELTIQ 2011 Equity Plan for a number of shares of ZELTIQ common stock equal to (i) $1,200,000, divided by (ii) the average Fair Market Value of each share of ZELTIQ common stock for the thirty (30) calendar days prior to the date of grant, and (b) a nonqualified stock option to purchase a number of shares of ZELTIQ common stock equal to (i) $1,200,000, divided by (ii) the product of (x) the then current Black Scholes percentage, multiplied by (y) the average Fair Market Value of the Company’s stock for the thirty calendar days prior to the Date of Grant. The restricted stock unit shall vest in equal annual installments over four years, and the nonqualified stock option shall vest over four years with one-fourth of the options vesting at the end of twelve months, and the remainder vesting monthly at a rate of 1/48th of the total number per month thereafter until all shares are vested, such vesting subject to Mr. Harris’ continued service to ZELTIQ.
Pursuant to Mr. Harris’ employment agreement, if ZELTIQ terminates Mr. Harris’ employment other than for death, disability, or “cause” (as defined in Mr. Harris’ employment agreement), and, within 60 days following his termination, Mr. Harris executes a waiver and release of claims in ZELTIQ’s favor and resigns from all positions he may hold as an officer or director, Mr. Harris is entitled to receive (i) continuing payments of his highest base salary rate in effect during the employment period for a period of twelve months, payable pursuant to regular payroll procedures, (ii) immediate payment of the target bonus amount for the calendar year of the termination, and (iii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for him and his respective dependents for up to twelve months.
Further, pursuant to Mr. Harris’ employment agreement, if, within the three month period prior to or the eighteen month period following a “change in control” (as defined in Mr. Harris’ employment agreement), ZELTIQ terminates Mr. Harris’ employment under the circumstances described in the above paragraph or Mr. Harris resigns for “good reason” (as defined in Mr. Harris’ employment agreement) and, within 60 days following his termination Mr. Harris executes a waiver and release of claims in ZELTIQ’s favor, Mr. Harris is entitled to receive (i) continuing payments of his highest base salary rate in effect during the employment period for a period of twelve months, payable pursuant to regular payroll procedures, (ii) immediate payment of the target bonus amount for the calendar year of the termination, (iii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for him and his respective dependents for up to twelve months, and (iv) vesting acceleration of 100% with respect to any outstanding equity awards held by him on the date of his termination (with performance-based awards vesting based on achievement of target levels of performance).
Corporate Bonus
On February 25, 2016, the Board of Directors of ZELTIQ with respect to Mark Foley, ZELTIQ’s Chief Executive Officer, and on February 25, 2016, the Compensation Committee of ZELTIQ with respect to the other executive officers of ZELTIQ included in ZELTIQ’s latest proxy statement filed with the Securities and Exchange Commission (collectively, the “Executive Officers”), approved corporate bonuses (“Bonuses”) to the Executive Officers for ZELTIQ’s achievement of corporate performance during 2015. The amounts of the Bonuses were as follows:

Officer	Title	Bonus
Mark Foley	President and Chief Executive Officer	$945,000
Patrick Williams	Senior Vice President and Chief Financial Officer	$346,788
Keith J. Sullivan	Chief Commercial Officer and President, North America	$410,000
Sergio Garcia	Senior Vice President, General Counsel and Secretary	$223,200
Len DeBenedictis	Chief Technology Officer	$194,400

2016 Salaries

On February 25, 2016, the Board of Directors of ZELTIQ with respect to Mr. Foley, and on February 25, 2016, the Compensation Committee of ZELTIQ with respect to Mr. Garcia, approved increased base salaries for the following Executive Officers:

Officer	Title	Bonus
Mark Foley	President and Chief Executive Officer	$600,000
Sergio Garcia	Senior Vice President, General Counsel and Secretary	$325,000
2016 Bonus Plan
On February 25, 2016, the Board of Directors of ZELTIQ established the ZELTIQ 2016 Corporate Bonus Plan (the “Plan”). Pursuant to the Plan, each employee has been assigned a target bonus equal to a percentage of that employee’s annual base salary.
Under the Plan, the target bonus as a percentage of base salary for each of the following Executive Officers was as follows:

Officer	Title	Percentage of Base Salary
Mark Foley	President and Chief Executive Officer	100%
Sergio Garcia	Senior Vice President, General Counsel and Secretary	50%
In the case of Mr. Foley, 100% of his bonus will be determined based upon ZELTIQ’s achievement of the “Corporate Objective,” which is achieved if (1) the company’s actual 2016 revenue equals the revenue set forth in the company’s budget, and (2) the company’s actual 2016 EBITDA (earnings before interest, taxes, depreciation and amortization) (excluding stock-based compensation) equals the EBITDA (excluding stock-based compensation) set forth in the company’s budget. In the case of the other Executive Officers, 70% of their respective bonuses will be determined based upon ZELTIQ’s achievement of the “Corporate Objective,” and the remainder based upon their respective performances as against their respective individual goals, which are yet to be established.
No bonus will be achieved under the Corporate Objective unless a specified minimum amount of 2016 revenue is recognized and a specified minimum amount of 2016 EBITDA (excluding stock-based compensation) is achieved. At the minimum levels, 75% of the Corporate Objective component of target bonuses will be earned. For amounts above these minimums, actual bonuses related to the Corporate Objective will increase, with 70% of the Corporate Objective weighted to the revenue component, and 30% weighted to the EBITDA (excluding stock-based compensation) component. The maximum bonus payable is 200% of target bonus (175% in the case of Mr. Garcia) with respect to the Corporate Objective, and such maximum bonus will be reached if specified levels of each of the revenue component and EBITDA (excluding stock-based compensation) component, in excess of the amounts set forth in the company’s budget, are reached.
The Plan is subject to review and modification by the Compensation Committee of ZELTIQ at its discretion, and the Compensation Committee is authorized to increase or decrease the amount initially determined to be a bonus for each participant under the Plan at its discretion.

2016 Equity Grants
On February 29, 2016, the Board of Directors of ZELTIQ with respect to Mr. Foley, and on February 29, 2016, the Compensation Committee of ZELTIQ with respect to the other Executive Officers, granted stock options, restricted stock units (“RSUs”) and performance stock units (“PSUs”) to certain of the Executive Officers. The numbers of shares subject to these equity awards were as follows:

Officer	Title	Number of Shares Subject to Stock Options	Number of Shares Subject to RSUs	Number of Shares Subject to PSUs
Mark Foley	President and Chief Executive Officer	124,610	65,421	—
Keith J. Sullivan	Senior Vice President and Chief Commercial Officer	—	—	40,000
Sergio Garcia	Senior Vice President, General Counsel and Secretary	26,702	14,019	—

The stock options have an exercise price equal to the closing sale price of a share of ZELTIQ common stock on the date of grant, and vest over four years. The RSUs vest in equal annual installments over four years. The PSUs vest 10,000 shares per quarter for each quarter of 2016 if ZELTIQ achieves the specified level of revenues for the respective quarter.
Amendments to Employment Agreements
On February 25, 2016, the Board of Directors of ZELTIQ with respect to Mr. Foley, and on February 25, 2016, the Compensation Committee of ZELTIQ with respect to certain of the other Executive Officers approved changes to the employment agreements of such Executive Officers:

(1)
 to provide that with respect to Mr. Foley, upon a termination of his employment in connection with a change of control which would trigger benefits pursuant to his employment agreement, those benefits are changed to be (a) twenty-four months salary from twelve months, (b) if ZELTIQ determines to pay bonuses that year, 200% of target bonus, from 100%, and (c) twenty-four months of COBRA health insurance premiums (or a shorter period if the Executive Officer becomes eligible for health insurance benefits through another employer) from twelve months, and

(2)
 to provide that with respect to Mr. Foley, upon a termination of his employment in connection with a change of control which would trigger benefits pursuant to his employment agreement, those benefits are changed to be (a) twenty-four months salary from twelve months, (b) if ZELTIQ determines to pay bonuses that year, 200% of target bonus, from 100%, and (c) twenty-four months of COBRA health insurance premiums (or a shorter period if the Executive Officer becomes eligible for health insurance benefits through another employer) from twelve months, and

With respect to Mr. Foley’s agreement, the following additional changes were also made to provide that in the event of a termination other than for cause that does not occur in connection with a change of control, the Executive Officer will receive:

(1)	eighteen months base salary (from twelve months previously);
(2)
eighteen months of COBRA health insurance premiums (or a shorter period if the Executive Officer becomes eligible for health insurance benefits through another employer) (from twelve months previously).

With respect to Messrs. Sullivan’s and Garcia’s agreements, the following additional changes were also made to provide that in the event of a termination other than for cause that does not occur during the Covered Period, the Executive Officer will receive:

(1)	twelve months base salary (from nine months previously);
(2)	if ZELTIQ determines to pay bonuses that year, 100% of target bonus (from a pro rata payout for time worked in the year of termination, previously); and
(3)	twelve months of COBRA health insurance premiums (or a shorter period if the Executive Officer becomes eligible for health insurance benefits through another employer) (from nine months previously).

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release issued on February 29, 2016, announcing financial results for the fourth quarter and full year 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZELTIQ AESTHETICS, INC.

Dated: February 29, 2016	By:	/s/ Sergio Garcia
Sergio Garcia
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued on February 29, 2016, announcing financial results for the fourth quarter and full year 2015.